UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 5, 2010, PharMerica Corporation (the “Corporation”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) reporting that the Corporation and the Corporation’s Chief Executive Officer, Gregory Weishar (“Weishar”), entered into a new Letter Agreement (the “New Agreement”) setting forth the terms and conditions of Weishar’s employment as Chief Executive Officer of the Corporation. The Original Filing reported that the stock options granted to Weishar under the Letter Agreement entered into as of January 14, 2007, by and between Weishar and Amerisource Bergen Corporation (“Amerisource Bergen”), Kindred Healthcare, Inc. (“Kindred”), and the Corporation (formerly known as Safari Holding Corporation), as amended by Letter Agreement (“Amendment No. 1”), dated November 13, 2007, by and between the Corporation and Weishar, as further amended by Letter Agreement (“Amendment No. 2”), by and between the Corporation and Weishar, dated March 16, 2010, (as amended, the “Prior Employment Agreement”), were fully vested and fully exercisable as of September 29, 2010. The Corporation is filing this Form 8-K/A to clarify that the vesting dates and exercisability of the stock options granted under the Prior Employment Agreement were not changed by the New Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, the Corporation and Weishar entered into the New Agreement. The New Agreement is effective on January 1, 2011 and, upon its effectiveness, supersedes in its entirety the Prior Employment Agreement, which automatically renewed for unlimited additional one-year periods after the original term ended on December 31, 2009.

The New Agreement sets forth the terms and conditions of Weishar’s employment as Chief Executive Officer of the Corporation during the term of the New Agreement, which has an initial term ending on December 31, 2013. The New Agreement will automatically be extended for successive one-year periods, unless either Weishar or the Corporation gives notice of non-renewal at least 120 days before the then-scheduled expiration of the term in progress. The New Agreement provides that Weishar receives a minimum base salary of $750,000 and is eligible to receive a performance-based annual cash bonus with a target payment equal to 125% of Weishar’s annual base salary to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met. In the event Weishar’s employment is terminated “without cause”, “for good reason”, or due to death or “disability”, “change in control”, or expiration of term, as those terms are defined in the New Agreement, Weishar is entitled to receive an amount ranging from two to three times the sum of Weishar’s annual base salary and pro rata target bonus for the calendar year in which the termination occurs plus a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) pro rata bonus for the calendar year of termination, (iii) any expense reimbursement payments due through the date of termination, and (iv) the value of any earned but unused vacation days through the date of termination. The New Agreement also provides for anti-competition and anti-solicitation measures that Weishar must abide by for a set period as defined in the New Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the New Agreement, which will be filed as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ending on September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: October 8, 2010	By:	/S/ THOMAS A. CANERIS
Thomas A. Caneris
Senior Vice President and General Counsel